                                                                      EXHIBIT 12

                         R. R. DONNELLEY & SONS COMPANY

                          STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                            TWELVE MONTHS ENDED
                                                             DECEMBER 31, 1993
                                                            -------------------
Earnings
  Earnings before income taxes*............................      $276,562
  Interest expense.........................................        45,436
  One-third of the Company's operating lease (see note be-
   low)....................................................        18,433
  Amortization of capitalized interest.....................         5,888
                                                                 --------
  Earnings available for fixed charges.....................       346,319
                                                                 ========
Fixed Charges
  Interest expense.........................................        45,436
  Capitalized interest.....................................         6,486
                                                                 --------
  Interest incurred........................................        51,922
  One-third of the Company's operating lease (see note be-
   low)....................................................        18,433
                                                                 --------
  Earnings available for fixed charges.....................      $ 70,355
                                                                 ========
  Ratio of Earnings to Fixed Charges.......................           4.9
                                                                 ========

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Note: Management estimates one-third of current year operating lease payments to be the interest factor of such rentals.
   * Earnings before income taxes includes the one-time adjustment for a restructuring charge ($90 million). Exclusive of the one-time charge, the ratio of earnings to fixed charges would have been 6.2.